EXHIBIT 10.4

RESTRICTED UNIT PURCHASE AGREEMENT, dated as of June 20, 2005 (this “Agreement”), between HUGHES NETWORK SYSTEMS, LLC, a Delaware limited liability company (the “Company”); and JEFFREY A. LEDDY (the “Purchaser”).

WHEREAS, the parties hereto are entering into this Agreement to provide for the Company’s issuance, sale and repurchase of certain equity securities to the Purchaser and to set forth certain other agreements between them.

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as set forth below.

Section 1.    Definitions.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person and/or one or more affiliates thereof.

“Board” means the Board of Managers of the Company. Any calculation, determination, election or decision of the Board hereunder shall be made by the Board excluding the Purchaser if the Purchaser is a member of the Board at such time.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are not required to be open in New York, New York.

“Cause” means the acts and omissions of the Purchaser identified in Section 4.3 of the Employment Agreement.

“Change of Control” means (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (as amended from time to time, the “Exchange Act”) not affiliated with the Company or its owners immediately prior to such acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50 percent, indirectly or directly, of the equity vote of the Company (other than any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) or (ii) consummation of an amalgamation, a merger or consolidation of the Company or any direct or indirect subsidiary thereof with any other entity or a sale or other disposition of all or substantially all of the assets of the Company following which the voting securities of the Company that are outstanding immediately prior to such transaction cease to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the entity that owns substantially all of the Company’s assets either directly or through one or more subsidiaries) or any parent or other Affiliate thereof) at least 50 percent of the combined voting power of the securities of the Company or, if the Company is not the surviving entity, such surviving entity (or the entity that owns substantially all of the Company’s assets either directly or through one or more subsidiaries) or any parent or other Affiliate thereof, outstanding immediately after such transaction. Notwithstanding the foregoing, a Change of Control shall not include a SkyTerra Acquisition or the acquisition of any assets or securities of the Company or its subsidiaries by the Investors, The DIRECTV Group, Inc. or any of their respective Affiliates.

“Compensation Committee” means the compensation committee of the Board.

“Control” (including, with correlative meaning, the terms “Controlling”, “Controlled by” and “under common Control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Cumulative Total Return” means the sum (net of all transaction and valuation costs) of (i) all dividends and other distributions (including the aggregate amount of the Quarterly Management Fee Payments (as defined in the LLC Agreement), but specifically excluding tax distributions and expense reimbursement payments) paid to the Investors with respect to the Class A Units (as defined in the LLC Agreement), (ii) the gross proceeds of any sale of Class A Units by any of the Investors, and (iii) solely for purposes of determining Cumulative Total Return as of the fifth anniversary of the Closing, the fair market value of the Class A Units held by the Investors on the fifth anniversary of the Closing, which will be determined by a nationally recognized third party valuation firm selected by the Board. Notwithstanding anything in this Agreement to the contrary, upon a Significant Event, Cumulative Total Return shall be finally determined and there shall be no further opportunity to vest in any Performance Vesting Units.

“Documents” means this Agreement and the LLC Agreement.

“Employment Agreement” means the Employment Agreement dated as of May 23, 2002, among SkyTerra and the Purchaser, as amended, modified, restated or supplemented from time to time.

“Equity Securities” means (a) Restricted Units and any other Securities of the Company acquired by the Purchaser from time to time, (b) any equity Securities issued or issuable pursuant to Section 7 and (c) any equity Securities issued or issuable directly or indirectly with respect to the Securities referred to in clauses (a) and (b) above by way of conversion, distribution, dividend or split or in connection with a combination of equity interests, recapitalization, merger, consolidation or other reorganization.

“Fair Market Value” means, with respect to each Security, the fair market value thereof as determined by the Board in its reasonable good faith discretion.

“Good Reason” means any of the following conditions or events without the Purchaser’s prior consent: (i) a material diminution of the Purchaser’s position or responsibilities that is inconsistent with the Purchaser’s title at SkyTerra (provided that (x) any change in the Purchaser’s position or responsibilities that occurs as a result of a sale of SkyTerra or its significant assets or (y) any change in the Purchaser’s position or responsibilities at SkyTerra pursuant to an internal reorganization, in each case, following which the Purchaser’s level of position at SkyTerra is not materially diminished shall not give rise to Good Reason under clause (i) or clause (ii) of this definition), (ii) a material and willful breach by the Company of any terms of the Employment, or (iii) a reduction in the Purchaser’s base salary or the percentage of his base salary eligible as a target bonus. Any such occurrence shall constitute “Good Reason” only after the Purchaser has given SkyTerra written notice of, and twenty (20) business days opportunity to cure, such violation after receipt by the SkyTerra of such written notice, and then only if such occurrence is not cured.

“Investors” means SkyTerra and its successors and assigns (other than assigns of SkyTerra resulting from a Change in Control).

“Law” means any law, treaty, convention, rule, directive, legislation, ordinance, regulatory code (including, without limitation, rules and regulations) or similar provision having the force of law or an order of any governmental entity or any self-regulatory organization.

“Lien” means and includes security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, clouds, servitudes, rights of way, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind, conditional sale or other title retention agreements, any agreement to provide any of the foregoing and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money, whether imposed by contract, Law, equity or otherwise.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement dated as of April 22, 2005, among the Company, and its other members, as amended, modified, restated or supplemented from time to time.

“Person” shall be construed as broadly as possible and shall include an individual Person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

“Rule 144” means Rule 144 (including Rule 144(k) and all other subdivisions thereof) promulgated by the Securities and Exchange Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

“Sale Transaction” means the consummation of (a) the transfer (in one or a series of related transactions) of all or substantially all of the Company’s consolidated assets to a Person or a group of Persons acting in concert; (b) the sale or transfer (in one or a series of related transactions) of a majority of the outstanding Securities of the Company to one Person or a group of Persons acting in concert; or (c) the merger or consolidation of the Company with or into another Person, in the case of clauses (b) and (c) above, under circumstances in which the holders of a majority of the voting power of the outstanding Securities of the Company immediately prior to such transaction own less than a majority in voting power of the outstanding Securities of the Company or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or Securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a “Sale Transaction.”

“Securities” means “securities” as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of the Purchaser shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Share Market Price” means, (x) with respect to the SkyTerra Shares to be issued to the Purchaser in connection with an Exchange: (a) if such SkyTerra Shares are not publicly traded or quoted at the time of determination, the fair market value of such Securities determined by the board of directors of SkyTerra; and (b) if the SkyTerra Shares are publicly traded or quoted at the time of determination, the per share fair market value of such Securities shall be the average closing trading price of such Securities for the twenty (20) Business Day period immediately preceding the date of determination, and (y) with respect to an Exchange following an initial public offering of the Company’s equity securities, the per share fair market value of such Securities shall be the average closing trading price of such Securities for the twenty (20) Business Day period immediately preceding the date of determination.

“Significant Event” means a Change of Control or a liquidation, dissolution or winding up of the Company in accordance with the LLC Agreement. Notwithstanding the foregoing, a Significant Event shall not include (i) the consummation of any public offering of the securities of the Company pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act, as amended or (ii) a SkyTerra Acquisition (each of (i) and (ii), an “Excluded Event”).

“SkyTerra” means SkyTerra Communications, Inc., a Delaware corporation, and its successors and assigns.

“SkyTerra Acquisition” means the direct or indirect acquisition by SkyTerra and/or any of its Affiliates, pursuant to any transaction structure, of all or substantially all of the Securities of the Company that are held by members of the Company that are not employees of the Company.

“SkyTerra Group” means SkyTerra and its Subsidiaries and Affiliates.

“Subsidiary” means, at any time, with respect to any Person (the “Subject Person”), any other Person of which either (a) more than fifty percent (50%) of the Securities or other interests entitled to vote in the election of directors or comparable governance bodies performing similar functions or (b) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more subsidiaries of the Subject Person.

“Test Date” means the date that is the earlier to occur of (i) April 23, 2010 and (ii) the consummation of a Significant Event.

“Transfer” of Securities shall be construed broadly and shall include any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a Lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include the sale or transfer of Equity Securities by the Purchaser to the Company or any of its designees pursuant to Exhibit B attached hereto or otherwise limit the Purchaser’s obligations in Section 8(b).

“Transferee” means a Person acquiring or intending to acquire Equity Securities through a Transfer.

Section 2.    Authorization of Restricted Units; Adjustments.

(a)    The Company has authorized the issuance and sale to the Purchaser, upon the terms and subject to the conditions set forth in this Agreement, an aggregate of 600 units (the “Restricted Units”) of the Company’s Class B Units (the “Units”), of which 50.0 percent shall be “Time-Vesting Units” and 50.0 percent shall be “Performance Vesting Units.”

(b)    In the event of any equity split, reverse equity split, dividend, merger, consolidation, recapitalization or similar event affecting the capital structure of the Company’s Class A Units, the number, kind and type of equity (or other property, including without limitation cash) subject to the Restricted Units shall be equitably adjusted as determined in good faith by the Compensation Committee to prevent the dilution or enlargement of the value of the Purchaser’s Restricted Units.

Section 3.    Issuance and Sale of Restricted Units.

At the Closing, subject to the terms and conditions hereof and in reliance upon the representations and warranties, covenants and agreements contained herein, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Restricted Units for a purchase price per Restricted Unit equal to $0.01. The aggregate purchase price paid for all Restricted Units is hereinafter referred to as the “Cash Consideration”.

Section 4.    Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place simultaneously with the execution and delivery of this Agreement at the offices of O’Melveny & Myers, LLP, 7 Times Square, New York, New York 10036.

Section 5.    Deliveries at the Closing.

At the Closing, the Purchaser shall deliver to the Company (i) the Cash Consideration; (ii) a duly executed counterpart to the LLC Agreement; and (iii) a duly executed spousal consent in the form attached hereto as Exhibit A.

Section 6.    Representations and Warranties.

(a)    Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as of the date of this Agreement as set forth below.

(i)    It is a company duly organized, validly existing and in good standing under the laws of the State of Delaware. It has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

(ii)    This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(iii)    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not (A) violate any provision of Law to which the Company is subject, (B) violate any order, judgment or decree applicable to the Company or (C) conflict with, or result in a breach or default under, any term or condition of the Company’s certificate of formation or the LLC Agreement or any agreement or instrument to which the Company is a party or by which it is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect the Company’s ability to perform its obligations hereunder.

(iv)    No consent, approval or authorization of, or declaration to or filing with, any Person is required to be made or obtained by the Company for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, including, the authorization, issuance and delivery of the Restricted Units.

(b)    General Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as set forth below.

(i)    Each Document has been duly and validly executed and delivered by the Purchaser and each Document constitutes a legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

(ii)    The execution, delivery and performance by the Purchaser of each Document and the consummation by the Purchaser of the transactions contemplated by each such Document will not (A) violate any provision of any Law to which the Purchaser is subject, (B) violate any order, judgment or decree applicable to the Purchaser or (C) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the Purchaser is a party or by which the Purchaser is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect the Purchaser’s ability to perform its obligations under each such Document.

(iii)    No consent, approval or authorization of, or declaration to or filing with, any Person is required to be made or obtained by the Purchaser for the execution, delivery and performance by the Purchaser of the Documents or the consummation by the Purchaser of the transactions contemplated the Documents.

(c)    Investment Representations of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as set forth below.

(i)    The Purchaser understands that (A) the Restricted Units have not been registered under the Securities Act or registered or qualified under applicable state securities Laws by reason of their issuance by the Company in a transaction exempt from the registration and qualification requirements of the Securities Act and applicable state securities Laws, and (B) the Restricted Units issued to the Purchaser must be held by the Purchaser indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities Laws, or are exempt from such registration or qualification. The Purchaser further understands that in connection with the Transfer of the Restricted Units, that the Company may request, and if so requested the Purchaser will furnish, such certificates, legal opinions and other information as the Company may reasonably require to confirm that such share Transfer complies with the foregoing.

(ii)    The Purchaser further understands that, with respect to the Restricted Units, the exemption from registration afforded by Rule 144 (the provisions of which are known to the Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales only under certain circumstances and only in limited amounts.

(iii)    The Purchaser will not Transfer the Restricted Units acquired by it hereunder, except in compliance with the Documents.

(iv)    The Purchaser is acquiring the Restricted Units for its own account, for investment only and not with a view to, or an intention of, the distribution thereof in violation of the Securities Act or any applicable state securities Laws.

(v)    The Purchaser is an “accredited investor” (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act).

(vi)    The Purchaser has no need for liquidity in its investment in the Restricted Units and is able to bear the economic risk of his investment in the Restricted Units for an indefinite period of time.

(vii)    The Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Units and has had full access to or been provided with all such other information concerning the Company as he has requested.

(viii)    The Purchaser has such knowledge and experience in financial and business matters and with respect to investments in securities of privately held companies such that the Purchaser is capable of evaluating the risks and merits of his investment in the Restricted Units.

(ix)    The Purchaser further understands that this Agreement is made with the Purchaser in reliance upon his representations to the Company contained in Sections 6(b) and 6(c).

(d)    Acknowledgement of Purchaser. As an inducement to the Company to issue the Restricted Units to the Purchaser and as a condition thereto, the Purchaser acknowledges and agrees as set forth below.

(i)    Neither the issuance of the Restricted Units to the Purchaser nor any provision contained in the Documents shall entitle the Purchaser to obtain employment with or remain in the employment, as applicable, of SkyTerra, the Company or any of their Subsidiaries or Affiliates or affect any right SkyTerra, the Company, or any of their Subsidiaries or Affiliates may have to terminate the Purchaser’s employment for any reason.

(ii)    The Company shall have no duty or obligation to disclose to the Purchaser, and the Purchaser shall have no right to be advised of, any material information regarding the Company or any of its Subsidiaries or Affiliates at any time prior to, upon or in connection with the repurchase of the Restricted Units upon the termination of the Purchaser’s employment with the SkyTerra Group or as otherwise provided in the Documents.

(e)    The Purchaser hereby acknowledges receipt of a complete copy of each of the Documents. The Purchaser has reviewed each of the Documents and agrees to be bound by the terms of each of the Documents.

Section 7.    SkyTerra Acquisition.

Commencing on the date that is one year following the consummation of the SkyTerra Acquisition, if any, the Purchaser shall have the right to exchange (the “Exchange”) all of his Restricted Units which have vested in accordance with the terms of Exhibit B for common stock of SkyTerra (“SkyTerra Shares”). The number of SkyTerra Shares to be issued to the Purchaser in connection with the Exchange shall equal the quotient obtained by dividing (x) the product of (1) the number of vested Securities and (2) the Fair Market Value of such vested Securities by (y) the Share Market Price.

Section 8.    Specific Transfer Restrictions on Equity Securities.

The provisions set forth in this Section 8 shall apply to the Purchaser and any Transferee of the Purchaser (other the Company or its designees).

(a)    The Purchaser acknowledges the restrictions on Transfer of the Equity Securities set forth in the LLC Agreement (including, without limitation, Section 9 thereof).

(b)    If the SkyTerra Investors (as defined in the LLC Agreement) approve a Sale Transaction, the Purchaser shall consent to and raise no objections against the Sale

Transaction, and if the Sale Transaction is structured as a sale of the issued and outstanding Securities of the Company (whether by merger, recapitalization, consolidation or sale or Transfer of Securities of the Company, or otherwise), then the Purchaser shall waive any dissenters rights, appraisal rights or similar rights in connection with such Sale Transaction and such Purchaser shall agree to sell his Equity Securities on the terms and conditions approved by the Board. The Purchaser shall take all necessary and desirable actions in connection with the consummation of the Sale Transaction, including, but not limited to, the execution of such agreements and instruments (including equityholder resolutions) and other actions necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreement(s) and other provisions and agreements relating to such Sale Transaction. In the event that the Purchaser fails for any reason to take any of the foregoing actions after reasonable notice thereof, he hereby grants an irrevocable power of attorney and proxy to the Company to take all necessary actions and execute and deliver all documents deemed by the Company necessary to effectuate the terms of this Section 8(b).

(c)    If and whenever the Company proposes to register any of its Securities under the Securities Act for its own account (or otherwise), the Purchaser agrees not to effect (other than pursuant to such registration) any public sale or distribution (including, but not limited to, any sale pursuant to Rule 144 or Rule 144A of the Securities Act) of any Equity Securities or any other Securities of the Company until 180 days after (or with respect to the Company’s initial public offering of Units under the Securities Act, 270 days after), and during the twenty (20) days prior to, the effective date of such registration.

(d)    Any Transferee of Equity Securities (other than the Company or its designees) shall, as a condition to such Transfer, agree to be bound by all of the provisions of the Documents applicable to holders of Equity Securities (including, without limitation, Sections 7 and 8 hereof).

Section 9.    Repurchase Rights.

The Restricted Units may be repurchased by the Company or its designees in accordance with the provisions of Exhibit B attached hereto.

Section 10.    Indemnification.

(a)    The Company shall indemnify, defend and hold the Purchaser harmless from and against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or covenants of the Company contained in this Agreement.

(b)    The Purchaser shall indemnify and hold the Company harmless from and against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or covenants of the Purchaser contained in this Agreement.

Section 11.    Tax Election.

(a)    THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO DECIDE IF AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE SHOULD BE MADE AND TO FILE TIMELY SUCH ELECTION, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF. THE PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY TAX ADVICE PROVIDED BY THE COMPANY OR ITS AFFILIATES, REPRESENTATIVES, CONSULTANTS OR OTHER ADVISORS, AND THE PURCHASER IS STRONGLY ADVISED TO CONSULT WITH HIS OWN TAX ADVISORS IN CONNECTION WITH THE MATTERS SET FORTH HEREIN.

Section 12.    General Provisions.

(a)    Transfers in Violation of Agreement. Any attempted Transfer of any Equity Securities in violation of the Documents shall be null and void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Equity Securities as the owner of such Equity Securities for any purpose.

(b)    Amendments; Waiver and Release. The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the party to be bound by such modification or amendment. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(c)    Severability. It is the desire and intent of the parties hereto that the provisions each Document be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of any Document shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of such Document or affecting the validity or enforceability of such Document or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of such Document or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)    Entire Agreement. The Documents (including the Exhibits hereto) and the other writings referred to in the Documents or delivered pursuant to the Documents contain the entire agreement between the parties with respect to the subject matter of the Documents and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

(e)    Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Purchaser and the

Company and their respective successors, permitted assigns, heirs, representatives and estates, as the case may be; provided, however, that the rights and obligations of the Purchaser under this Agreement shall not be assignable except in connection with a Transfer of Equity Securities not prohibited under the terms and provisions of the Documents. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

(f)    Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereunder delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

(g)    Remedies. Each of the parties to this Agreement and any such Person granted rights hereunder whether or not such Person is a signatory hereto (including, without limitation, the SkyTerra Investors) shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorney’s fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and any such Person granted rights hereunder whether or not such Person is a signatory hereto (including, without limitation, SkyTerra) may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement. The SkyTerra Investors shall be third party beneficiaries of the rights of the Company hereunder.

(h)    Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, postage paid, or by facsimile, to the following addresses:

(i)    if to the Company:

Hughes Network Systems, LLC

11717 Exploration Lane

Germantown, MD 20876

Telecopy: (301) 428-2818 Attention.: Chief Executive Officer

With a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Telecopy:  (212) 326-2061

Attention:  John J. Suydam, Esq.

(ii) if to the Purchaser:

Jeffrey A. Leddy

2569 Wynnton Drive

Duluth, Georgia 30097

Telephone:  678-474-4834

Telecopy:  678-775-6714

Any notice shall be deemed given when actually delivered to such party at the designated address, or five days after such notice has been mailed or sent by overnight courier or when sent by facsimile with printed confirmation, whichever comes earliest. Any Person entitled to receive notice may designate in writing, by notice to the other, such other address to which notices to such Person shall thereafter be sent.

(i)    Construction. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(j)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING

CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(k)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAWS OR PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. WITH RESPECT TO ANY LAWSUIT OR PROCEEDING ARISING OUT OF OR BROUGHT WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, EACH OF THE PARTIES HERETO IRREVOCABLY (a) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL AND DELAWARE STATE COURTS LOCATED IN THE COUNTY OF DELAWARE IN THE STATE OF DELAWARE; (b) WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT; (c) WAIVES ANY CLAIM THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (d) FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.

(l)    Survival of Representations and Warranties. All representations, warranties and agreements contained herein shall survive for the consummation of the transactions contemplated hereby, indefinitely.

(m)    Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby. Without limiting the foregoing each party shall use its commercially reasonable efforts, and the other parties shall cooperate with such efforts, to obtain any consents, orders, authorizations and approvals of, or effect the notification of or filing with each Person, whether private or governmental, whose consent or approval is or may be required to permit the consummation of, and give full effect to, the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Restricted Unit Purchase Agreement as of the date first written above.

Company:

HUGHES NETWORK SYSTEMS, LLC

By:/s/Pradman Kaul

Name:  Pradman Kaul

Title:  Chairman and Chief Executive Officer

Purchaser:

/s/Jeffrey A. Leddy

Jeffrey A. Leddy

EXHIBIT B

VESTING OF RESTRICTED UNITS;

REPURCHASE OF RESTRICTED UNITS

Section 1.    Time-Vesting Units Generally.

The Time-Vesting Units shall vest over sixty months with 10 percent of the Time-Vesting Units vesting on the first day of the 7th month following the Closing and the remainder of the Time-Vesting Units vesting in fifty-four equal months installments of 1.6667 percent commencing on the first day of the 8th month following the Closing, subject to the Purchaser’s continued employment with SkyTerra on the date of vesting and to the other provisions set forth in this Exhibit B. Notwithstanding anything to the contrary contained herein, if the Purchaser is employed by SkyTerra on the date that the Investors (together with their Affiliates) hold less than 20% of the aggregate equity interests, measured by vote and value, of the Company (an “Investor-Dilution Transaction”), then all of the Time-Vesting Units shall vest on the later to occur of (i) the third anniversary of the Closing or (ii) the first anniversary of the date on which the Investor Dilution Transaction occurs. For the avoidance of doubt, following the occurrence of an Excluded Event, but subject to the other provisions herein, the Time-Vesting Units shall continue to vest in accordance with and subject to the terms and conditions set forth herein.

Section 2.    Performance Vesting Units Generally.

The Performance Vesting Units shall vest as follows: (X) 50.0 percent of the Performance Vesting Units shall vest on the Test Date if and when the Investors have received a Cumulative Total Return as set forth below of at least 3.0 times the amount of their aggregate Capital Contributions (as defined in the LLC Agreement) as of the Test Date and (Y) the remaining 50.0 percent of the Performance Vesting Units shall vest on the Test Date if and when the Investors have received a Cumulative Total Return of at least 5.0 times the amount of their aggregate Capital Contributions as of the Test Date, in each case, subject to the Purchaser’s continued employment with SkyTerra as of the Test Date and subject to the other provisions set forth in this Exhibit B; provided, however, that in the event of a SkyTerra Acquisition (pursuant to one or more transactions) the amount paid by SkyTerra to acquire the Securities of the Company that are not held by SkyTerra (other than such Securities held by management of the Company) shall be deemed to be Capital Contributions hereunder. If the Performance Vesting Units remain outstanding but not yet vested as of the fifth anniversary of the Closing, they shall be forfeited upon such anniversary; provided, however, that in the event that any Performance Vesting Units remain outstanding upon such anniversary and the valuation process referred to in the definition of “Cumulative Total Return” has not yet been completed in accordance with the terms hereof, the forfeiture of such Performance Vesting Units shall be tolled until the completion of such valuation process. For the avoidance of doubt, following the occurrence of an Excluded Event, but subject to the other provisions herein, the Performance Vesting Units shall continue to vest in accordance with and subject to the terms and conditions set forth herein.

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Section 3.    Vesting and Repurchase Following Termination of Employment.

(a)    Termination for Cause. Upon termination of the Purchaser’s employment with the SkyTerra Group for Cause, all Restricted Units that have not yet been vested as of the date of termination, shall be forfeited as of the date of termination. Any Restricted Units that have vested may be repurchased by the Company at any time following such termination of employment at a price per Restricted Unit equal to the lesser of (i) the greater of (1) (x) fair market value thereof as determined by the Board in its reasonable and good faith discretion (the “Fair Market Value”) of such Restricted Unit on the date of the termination minus (y) the value of any dividends or other distributions previously paid to the Purchaser in respect of such Restricted Unit (subject to equitable adjustment in the Company’s discretion to reflect equity distributions, corporate transactions, or similar events, to the extent not reflected in (y)) and (2) $0, and (ii) (x) the original purchase price paid for such Restricted Unit by the Purchaser minus (y) the value of any dividends or other distributions previously paid to the Purchaser in respect of such Restricted Unit, but in no event less than $0.

(b)    Permanent Disability. Upon termination of the Purchaser’s employment with the SkyTerra Group due to a permanent disability, any Time-Vesting Units that are not vested as of the date of termination shall vest as of the date of termination. If the Performance Vesting Units are not vested as of the date of termination, the Performance Vesting Units will remain outstanding until the 180th day following the date of termination (not to exceed the fifth anniversary of the Closing), and if the Test Date occurs prior to the last day of such 180-day period and the Investors meet the applicable Cumulative Total Return goal as of the Test Date, the Purchaser will vest in a number of Performance Vesting Units at such time as each applicable Cumulative Total Return goal is met. All other Performance Vesting Units will be forfeited. If any Performance Vesting Units remain outstanding but have not yet vested as of the expiration of the foregoing 180-day period, they shall be forfeited. Section 4 of this Exhibit B shall apply to Company repurchases of vested Restricted Units. Notwithstanding the foregoing, the Board, in its sole discretion, may permit the vesting of any Performance Vesting Units that are not vested as of the date of termination.

(c)    Death. Upon termination of the Purchaser’s employment with the SkyTerra Group due the death of the Purchaser, any Time-Vesting Units that are not vested as of the date of termination shall vest as of the date of termination. If the Performance Vesting Units are not vested as of the date of termination, the Performance Vesting Units will remain outstanding until the 180th day following the date of termination (not to exceed the fifth anniversary of the Closing), and if the Test Date occurs prior to the last day of such 180-day period and the Investors meet the applicable Cumulative Total Return goal as of the Test Date, the Purchaser will vest in a number of Performance Vesting Units at such time as each applicable Cumulative Total Return goal is met. All other Performance Vesting Units will be forfeited. If any Performance Vesting Units remain outstanding but have not yet vested as of the expiration of the foregoing 180-day period, they shall be forfeited. Section 4 of this Exhibit B shall apply to Company repurchases of vested Restricted Units. Notwithstanding the foregoing, the Board, in its sole discretion, may permit the vesting of any Performance Vesting Units that are not vested as of the date of termination.

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(d)    Termination Without Cause. Upon termination of the Purchaser’s employment with the SkyTerra Group without Cause, in addition to the other provisions set forth herein, the rights and obligations below shall apply.

(i)    TIME-VESTING UNITS. To the extent that any Time-Vesting Units remain unvested as of the date that is six (6) months following such termination, such unvested Time-Vesting Units shall be forfeited as of such date; provided, that if the termination without Cause occurs within the one-year period after a Change of Control, all unvested Time-Vesting Units shall vest as of the date of termination.

(ii)    PERFORMANCE VESTING UNITS. If the Performance Vesting Units are not vested as of the date of termination, the Performance Vesting Units will remain outstanding until the 180th day following the date of termination (not to exceed the fifth anniversary of the Closing), and if the Test Date occurs prior to the last day of such 180-day period and the Investors meet the applicable Cumulative Total Return goal as of the Test Date, the Purchaser will vest in a number of Performance Vesting Units at such time as each applicable Cumulative Total Return goal is met. All other Performance Vesting Units will be forfeited. In the event that (i) the Company consummates an initial public offering of its equity interests prior to the third anniversary of the Closing and (ii) the Purchaser’s employment with SkyTerra is terminated without Cause after the third anniversary of the Closing, then the unvested Performance Vesting Units shall remain outstanding until the Test Date. If the Performance Vesting Units remain outstanding but not yet vested as of the fifth anniversary of the Closing, they shall be forfeited.

(e)    Termination for Good Reason. Upon termination by the Purchaser of his employment with the SkyTerra Group for Good Reason, the vesting mechanics and the repurchase provisions applicable under Section 3(d) to this Exhibit B shall apply as if the Purchaser’s employment with SkyTerra had been terminated without Cause.

(f)    Termination Without Good Reason. Upon termination by the Purchaser of his employment with the SkyTerra Group without Good Reason, in addition to the other provisions set forth herein, the following rights and obligations shall apply. Any Restricted Units that have vested may be repurchased by the Company at any time following such termination of employment at a price per Restricted Unit equal to the lesser of (i) the (x) Fair Market Value of such Restricted Unit on the date of the termination minus (y) the value of any distributions previously paid to the Purchaser in respect of such Restricted Unit (subject to equitable adjustment in the Company’s discretion to reflect equity distributions, corporate transactions, or similar events, to the extent not reflected in (y)) and (ii) the original purchase price paid for such Restricted Unit by the Purchaser.

Section 4.    Repurchase Right for Vested Units.

Any Restricted Units held by the Purchaser as a result of vesting may be repurchased (the “Repurchase Right”) by the Company at any time during the two-year period following (x) the date of termination of employment in the event that such Restricted Units were vested as of such termination and (y) the vesting of such Restricted Units in the event that such vesting occurred after the date of termination of employment, each (other than Repurchase

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Rights exercised following a termination pursuant to Section 3(a) and 3(f)) at a price per Restricted Unit equal to the Fair Market Value thereof determined as of the date of repurchase. If the Company’s or any of its subsidiaries’ debt agreements restrict, limit or prohibit it from exercising the Repurchase Right, the foregoing two-year period shall be tolled until such time as the Company is permitted to exercise the Repurchase Right pursuant to the terms of such debt agreements. At no time shall the Company be obligated to exercise the Repurchase Right. The Repurchase Right shall be exercised by the Company, or its designee, by delivering to the Purchaser a written notice of exercise and a check in the amount of the applicable purchase price. Upon delivery of such notice and payment of the applicable purchase price, the Company, or its designee, shall become the legal and beneficial owner of the Restricted Units being repurchased and all rights and interest therein or related thereto, and the Company, or its designee, shall have the right to transfer to its own name the number of Restricted Units being repurchased without further action by the Purchaser or any of his transferees. If the Company or its designee elect to exercise the Repurchase Right pursuant to this Section 4 and the Purchaser or his transferee fails to deliver the Restricted Units in accordance with the terms hereof, the Company, or its designee, may, at its option, in addition to all other remedies it may have, deposit the applicable purchase price in an escrow account administered by an independent third party (to be held for the benefit of, and payment over to, the Purchaser or his transferee in accordance herewith) or set-off the applicable purchase price against any amount the Company or its affiliates may owe the Purchaser at such time, whereupon the Company shall by written notice to the Purchaser cancel on its books all of the Purchaser’s or his transferee’s right, title and interest in and to such Restricted Units. Anything herein to the contrary notwithstanding, in lieu of “forfeiting” any unvested Restricted Units hereunder, the Company may, but shall not be obligated to, repurchase such Restricted Units at a purchase price equal to the original purchase price paid for such Restricted Units held by the Purchaser. For purposes of this Section 4, in the event that the Purchaser in good faith disputes the determination of Fair Market Value hereunder, the Board shall select a regionally or nationally recognized investment banking or valuation firm (the “Valuer”) to determine the fair market value of such Restricted Units and the Valuer’s determination shall be final and binding on all the parties. The fees and expenses of the Valuer shall be paid one-half by the Purchaser and one-half by the Company.

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